Exhibit 3.24

OPERATING AGREEMENT

FOR

AUDIENCE ANALYTICS, L.L.C.

OPERATING AGREEMENT

for

AUDIENCE ANALYTICS, L.L.C.

THIS OPERATING AGREEMENT is made and entered into as of May            , 1998 by the only member, being the undersigned, whose name is set forth in the attached Schedule “A,” and each person who shall hereafter be admitted to this Utah limited liability company of AUDIENCE ANALYTICS, L.L.C., (the “Company”) and the manager designated herein.

The member desires to form a limited liability company pursuant to the laws of the state of Utah. Accordingly, in consideration of the mutual covenant contained herein, they agree and certify as follows:

ARTICLE I

THE LIMITED LIABILITY COMPANY

1.1 Formation. The member hereby forms the Company subject to the provision of the Utah Limited Liability Company act as currently in effect (the “Act”).

1.2 Filing. In connection with the execution of this Operating Agreement, the member has caused Articles of Organization that comply with the requirements of the Act to be properly filed with the Division of Corporations and Commercial Code, and shall execute such further documents (including amendments to the Articles of Organization) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in all states and counties in which AUDIENCE ANALYTICS, L.L.C. may conduct its business.

1.3 Name. The name of the Company shall be AUDIENCE ANALYTICS, L.L.C.

1.4 Registered Office, Registered Agent. The location of the registered office of the Company shall be 290 East 2020 North, Provo, Utah, 84604, and thereafter at such other locations as the member may designate. The Company’s Registered Agent at such address shall be Mark Cannon.

1.5 Events of Dissolution. The Company shall continue 50 years unless sooner dissolved by:

(a) the affirmative vote of members entitled to receive a majority of the profits as defined in Article 2.2;

(b) any event that makes it unlawful for the business of the Company to be carried on by the members;

(c) the death, insanity, retirement, resignation, expulsion or bankruptcy of any member/manager without further action of the members; or

(d) any other event causing a dissolution of a limited liability company under the Act.

1.6 Continuance of the Company. Notwithstanding the foregoing provisions of Article 1.5, upon the occurrence of an event described in Article 1.5(c), if there are at least two remaining members, the remaining members have the right to continue the business of the Company. Such right can be exercised only by the affirmative consent of not less than a majority-in-interest of the remaining members, within ninety (90) days after the occurrence of an event described in Article 1.5(c), to continue the business of the Company. If not so exercised, the right of the members to continue the business of the Company shall expire and the Company’s affairs shall be wound up as provided in Article 8 hereof.

1.7 Management of Business. The name and address of the Manager is as follows:

NAME	ADDRESS
Mark Cannon	290 East 2020 North Provo, UT 84604

1.8 Character of Business. The business of the Company shall be transact any and all business, authorized by the Manager, allowed under Utah law.

1.9 Principal Place of Business. The location of the principal place of business of the Company shall be at such places as the Manager, from time to time, may select.

1.10 The Members. The name and address of the member is as set forth on the attached Schedule “A.”

ARTICLE II

CAPITAL CONTRIBUTION

2.1 Initial Contributions. The member initially shall contribute to the Company’s capital the property described on Schedule “A” attached hereto and by this reference made a part hereof.

2.2 Interests in Capital. The interests of the member in the capital originally contributed to the Company is as set forth on the attached Schedule “A.”

2.3 Additional Contributions. Except as provided in Article 6.2 hereof, no member shall be obligated to make any additional contribution to the Company’s capital.

ARTICLE III

PROFITS, LOSSES AND DISTRIBUTIONS

3.1 Profit and Losses. The Company’s net profits or net losses shall be determined on an annual basis and shall be allocated to the members in proportion to their Sharing Ratios. The “Sharing Ratio” of each member shall be as set forth on Schedule “A.”

3.2 Distributions. Annually or at more frequent intervals, the Manager shall distribute Available Funds to the members, in proportion to their Sharing Ratios, “Available Funds,” for this purpose, means the Company’s gross receipts, less the Company’s expenditures, and less the amount that, in the Manager’s reasonable judgment, the Company should retain in order to fulfill its business purposes.

ARTICLE IV

MANAGEMENT

4.1 Members. The liability of the members shall be limited as provided in the Utah Limited Liability Company Act. The members shall take no part whatsoever in the control, management, direction or operation of the Company’s affairs and shall have no power to bind the Company. The Manager may, from time to time, seek advice from the members on major policy decisions, but need not accept such advice, and at all times the Manager shall have the exclusive right to control and manage the Company.

4.2 Powers of the Manager. The Manager is authorized on the Company’s behalf to make all decisions as to (a) the development, sale, lease or other disposition of the Company’s assets; (b) the purchase or other acquisition of other assets of all kinds; (c) the management of all or any part of the Company’s assets; (d) the borrowing of money and the granting of security interests in the Company’s assets (including loans from members); (e) the prepayment, refinancing or extension of any mortgage affecting the Company’s assets; (f) the compromise or release of any of the Company’s claims or debts’ and (g) the employment of persons, firms or corporation for the operation and management of the Company’s business. In the exercise of his management powers, the Manager is authorized to execute and deliver (a) all contracts, conveyances, assignments, leases, subleases, franchise agreements, licensing agreements, management contracts and maintenance contracts covering or affecting the Company’s assets; (b) all checks, drafts and other orders for the payment of the Company’s funds; (c) all promissory notes, mortgages, deeds of trust, security agreements and other similar documents; and (d) all other instruments of any kind or character relating to the Company’s affairs, whether like or unlike the foregoing.

4.3 Nominee. Title to the Company’s assets shall be held in the Company’s name or in the name of the nominee (including a Manager so acting ) that the Manager may designate. The Manager shall have the power to enter into a nominee agreement with any such person, and such agreement may contain provision indemnifying the nominee, except for their willful misconduct.

4.4 Time Devoted to Business. The Manager shall devote time to the business of the Company as he, in his discretion, deems necessary for the efficient operation of the Company’s business. The Manager shall, at all times, be free to engage in his own account in all aspects of any business in which the Company is involved.

4.5 Information Relating to the Company. Upon request, the Manager shall supply to any member information regarding the Company or its activities. Each member or such member’s authorized representative shall have access to and may inspect and copy all books, records and materials in the Manager’s possession regarding the Company or its activities. The exercise of the rights contained in this Article 4.5 shall be at the requesting member’s expense.

4.6 Exculpation. Any act or omission of the Manager, the effect of which may cause or result in loss or damage to the Company or the members if done in good faith to promote the best interest of the Company, shall not subject the Manager to any liability to the members.

4.7 Records at Principal Place of Business. The Manager shall cause the Company to keep, at its principal place of business, the following:

(a) a current list, in alphabetical order, of the full name and last known business street address of each member;

(b) a copy of the stamped Articles of Organization and all Certificates of Amendment to them, together with executed copies of any powers of attorney pursuant to which any Certificate of Amendment has been executed;

(c) copies of the Company’s federal, state and local income tax returns ad reports, if any, for the three most recent years;

(d) copies of any financial statements of the Company, if any, for the three most recent years; and

(e) unless otherwise set forth in the Articles of Organization, a written statement setting forth:

(1) the amount of cash and a description and statement of the agreed value of the other property or services contributed by each member and that each member has agreed to contribute;

(2) the times at which, or the events on the happening of which, any additional contributions agreed to be made by each member are to be made;

(3) any rights of a member to receive distribution that include a return of all or any of the members’ contributions; and

(4) any events upon the happenings of which the Company is to be dissolved and its affairs wound up.

ARTICLE V

COMPENSATION

5.1 Management Fee. Any manager rendering services to the Company shall be entitled to compensation commensurate with the value of such services.

5.2 Reimbursement of the Manager. The Company shall reimburse the Manager for all direct out-of-pocket expenses incurred by him in managing the Company.

ARTICLE VI

ACCOUNTS

6.1 Books. The Manager shall maintain complete and accurate books of accounts of the Company’s affairs at the Company’s principal place of business. Such books shall be kept on such method of accounting as the Manager shall select. The Company’s accounting period shall be the calendar year.

6.2 Members’ Accounts. The Manager shall maintain separate capital and distribution accounts for each member. Each member’s capital account shall consist of such member’s initial capital contribution increased by (a) any additional capital contribution made by such member; and (b) credit balances transferred from such member’s distribution account to such member’s capital account, and described by (i) distributions to such member in reduction of Company capital; and (ii) such member’s share of Company losses, if charged to the members’ capital accounts. The Manager shall (a) maintain the capital accounts of the members at all times in proportion to their Sharing Rations; (b) charge all distributions to the members’ distribution accounts; (c) charge the Company’s losses to the members’ distribution accounts, unless the Manager determine to charge any such loss to the members’ capital accounts; and (d) credit the Company’s net profits to the members’ distribution accounts. The Manager may transfer to the members’ capital accounts all or any portion of the credit balances in the members’ distribution accounts. Any amounts transferred shall be in proportion to the members’ Sharing Ratios. A credit balance in a member’s distribution account shall constitute a liability of the Company to that member, it shall not constitute a party of that members’ interest in the Company’s capital. A debit balance in a member’s distribution account, whether occasioned by distribution in excess of such members’ share of Company profits or by charging such member for his share of Company loss, shall constitute an obligation of such member to the Company; it shall not reduce such member’s interest in the Company’s capital. Payment of any amount owed to the Company shall be made at such time and in such manner as the Manager may determine.

6.3 Transfers During the Year. To avoid an interim closing of the Company’s books, the share of profits and losses under Article 3 hereof of a member who transferred part or all of his interest in the Company during the calendar year shall be determined by taking his proportionate share of the amount of the profits and losses for the year. The Manager shall make the proportion based on the portion of the calendar year that has elapsed prior to the transfer. The Manager shall allocate the balance of the profits and losses attributable to the transferred interest to the transferee of such interest.

6.4 Reports. The Manager shall close the books of account promptly after the close of each calendar year, and shall prepare and send to each member a statement of such member’s distributive share of income and expense for federal income tax reporting purposes.

ARTICLE VII

TRANSFERS

7.1 Substitution of Transferee as Members. A member may sell, assign or otherwise dispose of all or any part of such member’s interest in the Company. No transferee, designee or legal representative of a member shall become a substitute member without the consent of the Manager. In the event that such a consent is not granted, the transferee has no rights to participate in the management of the business and affairs of the Company and is entitled only to receive the share of profits or other compensation by way of income and the return of contribution to which that member would otherwise be entitled. As conditions to his admission as a substitute member (a) any transferee, designee, or legal representative of the member shall execute and deliver such instruments, in form and substance satisfactory to the Manager, as the Manager shall deem necessary or desirable to cause them to become a substitute member; and (b) such transferee, designee or legal representative shall pay all reasonable expenses in connection with his admission as a substitute member, including, but not limited to the cost of preparation and filing of any amendment of this Operation Agreement or the Articles of Organization necessary or desirable in connection therewith.

7.2 Authority of the Manager. Upon the terms set forth in this Article 7, the Manager is authorized to (a) admit substitute members; (exercise the power of attorney granted in Article 9 hereof to amend this Operating Agreement or the Articles of Organization to reflect such substitution; and (c) file any such amendment in the appropriate depositories.

ARTICLE VIII

DISSOLUTION AND TERMINATION

8.1 Final Accounting. In case of the Company’s dissolution, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution.

8.2 Liquidation. Upon the Company’s dissolution and the failure of the remaining members to continue the Company as provided in Article 6.1 hereof, the Manager, if none, some person selected by a majority in number of the members, shall act as liquidator to wind up the Company. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s affairs in an orderly and prudent manner. The liquidator shall distribute all proceeds from liquidation to the members in proportion to their Sharing Ratios.

8.3 Distribution in Kind. If the liquidator shall determine that a portion of the Company’s assets should be distributed in kind to the members, he shall distribute such assets to them in undivided interest as tenants-in-common in proportion to their Sharing Ratios.

8.4 Cancellation of Certificate. Upon the completion of the distribution of Company assets, the Company shall be terminated and the members shall cause the Company to execute Articles of Dissolution and take such other action as may be necessary to terminate the Company.

ARTICLE IX

POWER OF ATTORNEY

9.1 Appointment of Manager. Each Member, by his execution hereof, does irrevocably constitute and appoint the Manager, with full power of substitution, as his true and lawful attorney, in his name, place and stead to file Articles of Organization with the appropriate depositories and to execute, acknowledge, swear to and file (a) all amendments to this Operating Agreement or to the Articles of Organization; (b) all certificates and other instruments necessary to qualify or constitute the Company as a limited liability company wherein the members have limited liability in the states where the Company may be doing business; and (c) all conveyances and other instruments necessary to effect the Company’s dissolution and termination.

9.2 Irrevocable. The powers of attorney granted herein shall be deemed to be coupled with an interest and shall be irrevocable and survive the death or incompetency of the members. In the event of any conflict between this Operating Agreement and any instrument filed by such attorney pursuant to the power of attorney granted in this Article 9, this Operating Agreement shall control.

ARTICLE X

AMENDMENT TO AGREEMENT

Amendment to this Operating Agreement and to the Articles of Organization that are of an inconsequential nature (as determined by the Manager) and do not affect the rights of the other members in any material respect, or that are contemplated by this Operating Agreement and to the Articles of Organization (including, without limitation, those contemplated by Article 7.2), may be made by the Manager through the exercise of the powers of attorney granted in Article 9 hereof. Any other amendment to this Operating Agreement and to the Articles of Organization may be proposed to the members by the Manager. The Manager shall submit to the members any such proposed amendment and the recommendation of the Manager as to its adoption. A proposed amendment shall become effective at such time as it has been approved in writing by all members.

ARTICLE XI

NOTICES

11.1 Methods of Notices. All notices hereunder shall be sent by first class mail, postage prepaid, and addressed as set forth in Article 1.10 above (except that any member may from time to time give notice changing his address for such purpose) and shall be effective on the date of receipt or on the fifth day after mailing, whichever is earlier.

11.2 Computation of Time. In computing any period of time under this Operating Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day that is not a Saturday, Sunday or legal holiday.

ARTICLE XII

GENERAL PROVISIONS

12.1 Entire Agreement. This Operating Agreement (a) contains the entire agreement among the parties; (b) except as provided in Article IX, may not be amended nor may any rights hereunder be waived except by an Instrument in writing signed by the party sough to be charged with such amendment or waiver; (c) shall be construed in accordance with, and governed by, the laws of Utah; and (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, successors and assigns, except as above set forth.

12.2 Construction Principles. Words in any gender shall be deemed to include the other genders. The singular shall be deemed to include the plural and vice versa. The headings and underlined paragraph titles are for guidance only and shall have no significance in the interpretation of this Operating Agreement.

12.3 Counterparts. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AUDIENCE ANALYTICS, L.L.C.

OPERATING AGREEMENT

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the member acknowledges under penalties of perjury, that the matters and facts set forth in this Operating Agreement are true and that they have signed this Operating Agreement on the respective dates set forth to be effective as of the date first above written.

MEMBER:

/s/ Mark Cannon	Date:	May 19, 1998
Mark Cannon